                                                                    Exhibit 16.1
                                                                    ------------

October 31st, 2001

Securities and Exchange Commission
450 Fifth Street, Northwest
Washington, D.C.  20549

Re:         Next Generation Technology Holdings, Inc.
            File Reference No. 000-24941

Dear SEC Representative:

            We have been furnished with a copy of the response to Item 4 of Form
8-K for the event that  occurred on October 26, 2001,  to be filed by our former client, Next Generation  Technology Holdings,  Inc. We agree with the statements made in response to that Item insofar as they relate to our firm.

Very truly yours,

/s/  Altschuler, Melvoin and Glasser LLP
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Altschuler, Melvoin and Glasser LLP
Certified Public Accountants